As filed with the Securities and Exchange Commission on September 1, 2004

Registration No. 333- 12096

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Deutsche Telekom AG	Deutsche Telekom International Finance B.V.
(Exact name of Registrant as Specified in its Charter)	(Exact name of Registrant as Specified in its Charter)
Federal Republic of Germany	The Netherlands
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
Not Applicable (I.R.S. Employer Identification Number)	Not Applicable (I.R.S. Employer Identification Number)
Friedrich-Ebert-Allee 140 53113 Bonn Germany +49 228 181 0 (Address and Telephone Number of Registrant's Principal Executive Offices)	World Trade Center Strawinskylaan 1243 1077 XX Amsterdam The Netherlands +31 20 57 53 177 (Address and Telephone Number of Registrant's Principal Executive Offices)

Deutsche Telekom Inc.
ATTN: Klaus-Peter Statz
Executive Vice President and Treasurer
101 East 52 nd Street
17 th Floor
New York, New York 10022
+1 212 424 2900
(Name, Address and Telephone Number of Agent for Service)

Deutsche Telekom Inc.
ATTN: Klaus-Peter Statz
Executive Vice President and Treasurer
101 East 52 nd Street
17 th Floor
New York, New York 10022
+1 212 424 2900
(Name, Address and Telephone Number of Agent for Service)

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Copies of Communications to:

John C. Palenberg, Esq. Cleary, Gottlieb, Steen & Hamilton 55 Basinghall Street London EC2V 5EH, England	David F. Morrison, Esq. Sullivan & Cromwell LLP Neue Mainzer Strasse 52 60311 Frankfurt am Main, Germany

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Approximate date of commencement of proposed sale to the public:
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering
If the Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering
If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box

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          The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

          This Amendment No. 2 is being filed to terminate the offering of securities from the registration statement on Form F-3, No. 333-12096 and remove from registration the securities that remain unsold. Deutsche Telekom AG and Deutsche Telekom International Finance B.V. plan to file a new registration statement on Form F-3 and apply to the new registration statement the fees relating to the unsold securities previously registered.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Deutsche Telekom AG certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement or amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Bonn, Germany, on September 1, 2004.

DEUTSCHE TELEKOM AG

By: /S/ KARL-GERHARD EICK Name: Dr. Karl-Gerhard Eick Title: Deputy Chairman of the Management Board

          Know all persons by these presents that each officer or director whose signature appears below constitutes and appoints each of the directors named below, jointly and severally, his or her true lawful attorneys-in-fact and agents with full and several power of substitution for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, supplements to this registration statement and any registration statements pursuant to Rule 462(b) under the Securities Act relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in per son, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 1, 2004.

Signatures	Capacity
/S/ KAI-UWE RICKE	Chairman of the Management Board
Kai-Uwe Ricke
/S/ KARL-GERHARD EICK	Deputy Chairman of the Management Board Finance and Controlling
Dr. Karl-Gerhard Eick
/S/ THOMAS HOLTROP	Member of the Management Board
Thomas Holtrop
/S/ HEINZ KLINKHAMMER	Member of the Management Board
Dr. Heinz Klinkhammer
/S/ RENÉ OBERMANN	Member of the Management Board
René Obermann
/S/ KONRAD F. REISS	Member of the Management Board
Konrad F. Reiss

SIGNATURE

          Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed the Registration Statement or amendment, solely in the capacity of the duly authorized representative of Deutsche Telekom AG in the United States, in New York on September 1, 2004 .

DEUTSCHE TELEKOM INC.

By: /S/ KLAUS-PETER STATZ Name: Klaus-Peter Statz Title: Executive Vice President and Treasurer

SIGNATURE

          Pursuant to the requirements of the Securities Act of 1933, Deutsche Telekom International Finance B.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement or amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands on September 1, 2004.

DEUTSCHE TELEKOM INTERNATIONAL FINANCE B.V.

By: /S/ FRED VAN DER HORST Name: Fred van der Horst Title: Managing Director

          Know all persons by these presents that each officer or director whose signature appears below constitutes and appoints each of the directors named below, jointly and severally, his or her true lawful attorneys-in-fact and agents with full and several power of substitution for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, supplements to this registration statement and any registration statements pursuant to Rule 462(b) under the Securities Act relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 1, 2004.

Signatures	Capacity

/S/ STEPHAN WIEMANN	Managing Director
Stephan Wiemann

/S/ FRED VAN DER HORST	Managing Director
Fred van der Horst

SIGNATURE

          Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed the Registration Statement or amendment, solely in the capacity of the duly authorized representative of Deutsche Telekom International Finance B.V. in the United States, in New York on September 1, 2004 .

DEUTSCHE TELEKOM INC.

By: /S/ KLAUS-PETER STATZ Name: Klaus-Peter Statz Title: Executive Vice President and Treasurer